Exhibit 4.8.77 - Document List - ELECTRIC CATALOGUE 1

	Drawing List			Page 1	Total 3
Building Owner	Shenyang Sunshine Pharmaceutical Company Limited	Design No.		Project No.
Project Title		Sub-project Title		Design Item	Electrical Instrument
Drawing No.		Drawing Title		Size	Remark
D558-E-11		LAYOUT OF LIGHT FITTING IN THE FIRST FLOOR		A1
D558-E-12		PLAN OF LIGHTING IN THE FIRST FLOOR		A1
D558-E-13		PLAN OF LIGHTING IN MEZZANINE OF THE FIRST FLOOR		A1
D558-E-14		PLAN OF ESCAPE LIGHTING IN THE FIRST FLOOR		A1
D558-E-15		PLAN OF SOCKET IN THE FIRST FLOOR		A1
D558-E-16		PLAN OF SOCKET CIRCUIT IN THE FIRST FLOOR		A1
D558-E-17		LAYOUT OF TELEPHONE NETWORK IN THE FIRST FLOOR		A1
D558-E-18		LIGHTING DISTRIBUTION (11MHX - 13MX) SYSTEM DIAGRAM		A1
D558-E-19		LIGHTING DISTRIBUTION (14MX - 16MX) SYSTEM DIAGRAM		A1
D558-E-110		POWER BOX DISTRIBUTION (11DX - 19DX) SYSTEM DIAGRAM		A1
D558-E-111		POWER BOX DISTRIBUTION (110DX - 117DX) SYSTEM DIAGRAM		A1
D558-E-113		POWER BOX DISTRIBUTION (11EX - 17EX) SYSTEM DIAGRAM		A1
D558-E-114		PLAN OF CABLE BRIDGE IN THE FIRST FLOOR		A1

D558-E-21		LAYOUT OF LIGHT FITTING IN THE SECOND FLOOR		A1
D558-E-22		PLAN OF LIGHTING IN THE SECOND FLOOR		A1
D558-E-23		PLAN OF ESCAPE LIGHTING IN THE SECOND FLOOR		A1
D558-E-24		PLAN OF SOCKET IN THE SECOND FLOOR		A1
D558-E-25		PLAN OF SOCKET CIRCUIT IN THE SECOND FLOOR		A1
D558-E-26		LAYOUT OF TELEPHONE NETWORK IN THE SECOND FLOOR		A1
D558-E-27		LIGHTING DISTRIBUTION (21MHX - 23MX) SYSTEM DIAGRAM		A1
D558-E-28		POWER BOX DISTRIBUTION (21DX - 23DX) SYSTEM DIAGRAM		A1
D558-E-29		POWER BOX DISTRIBUTION (21EX - 23EX) SYSTEM DIAGRAM		A1
D558-E-30		PLAN OF CABLE BRIDGE IN THE SECOND FLOOR		A1

P558-E-113
Project Principal		Checked by	Authorized by	Date	2008.05.15